Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zeros & Ones, Inc. (the “Company”) on Form 10-KSB/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark M. Laisure, Chairman of the Board, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 13, 2007	By:	/s/ Mark M. Laisure
Mark M. Laisure
Chairman of the Board, Chief Financial Officer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)